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                                                                    Exhibit 1.1



                                   2,727,272 Shares

                                    TRACK 'N TRAIL

                                     Common Stock

                                UNDERWRITING AGREEMENT

                                                               ___________, 1997


ALEX. BROWN & SONS INCORPORATED
A.G. EDWARDS & SONS, INC.
LADENBURG THALMANN & CO. INC.
  As Representatives of the several Underwriters
  named in Schedule A hereto
c/o Alex. Brown & Sons Incorporated
   1 South Street
   Baltimore, MD  21202


Dear Sirs:

    1. INTRODUCTORY. Track 'n Trail, a Delaware corporation (the "Company"), proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the "Underwriters," or, each, an "Underwriter"), an aggregate of 2,727,272 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company. The aggregate of 2,727,272 shares so proposed to be sold is hereinafter referred to as the "Firm Stock". The selling stockholders named in Schedule B hereto (the "Selling Stockholders") propose to sell to the Underwriters, upon the terms and conditions set forth in
Section 3 hereof, up to an additional 409,090 shares of Common Stock (the "Option Stock"). The Firm Stock and the Option Stock are hereinafter collectively referred to as the "Stock". Alex. Brown & Sons Incorporated ("Alex. Brown") and the other Representatives are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives".

         2. (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND A CERTAIN SELLING STOCKHOLDER. The Company and the Selling Stockholder named in Part I of

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Schedule B, jointly and severally, represent and warrant to, and agree with, the several Underwriters that:

                   (i) A registration statement on Form S-1 (File No. 333-23195), in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective, with respect to the Stock, including any effective prospectuses included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, copies of which have heretofore been delivered to you, has been carefully prepared by the Company in conformity with the requirements of the Securities Act and has been filed with the Commission under the Securities Act; one or more amendments to such registration statement, including in each case an amended preeffective prospectus, copies of which amendments have heretofore been delivered to you, have been so prepared and filed. Such registration statement at the time which it became effective is referred to hereinafter as the "Registration Statement". If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the Registration Statement will be filed and must be declared effective before the offering of the Stock may commence, the term "Registration Statement" as used in this Agreement means the Registration Statement as amended by said post-effective amendment. The term "Registration Statement" as used in this Agreement shall also include any registration statement relating to the Stock that is filed and declared effective pursuant to Rule 462(b) under the Securities Act. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, (A) if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Securities Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b) and (B) if prospectuses that meet the requirements of
    Section 10(a) of the Securities Act are delivered pursuant to Rule 434 under the Securities Act, then (i) the term "Prospectus" as used in this Agreement means the "prospectus subject to completion" (as such term is defined in Rule 434(g) under the Securities


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    Act) as supplemented by (a) the addition of Rule 430A information or other information contained in the form of prospectus delivered pursuant to Rule 434(b)(2) under the Securities Act or (b) the information contained in the term sheets described in Rule 434(b)(3) under the Securities Act, and (ii) the date of such prospectuses shall be deemed to be the date of the term sheets. The term "Preeffective Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.

                   (ii) The Commission has not issued or threatened to issue any order preventing or suspending the use of any Preeffective Prospectus, and, at its date of issue, each Preeffective Prospectus conformed in all material respects with the requirements of the Securities Act and did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, when the Registration Statement becomes effective and at all times subsequent thereto up to and including the Closing Date, the Registration Statement and the Prospectus and any amendments or supplements thereto contained and will contain all material statements and information required to be included therein by the Securities Act and conformed and will conform in all material respects to the requirements of the Securities Act and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations, warranties and agreements shall not apply to information contained in or omitted from any Preeffective Prospectus or the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, directly or through you, specifically for use in the preparation thereof; there is no franchise, lease, contract, agreement or document required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents


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         contained in the Registration Statement are accurate and complete descriptions of such documents in all material respects.

                   (iii) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent not in the ordinary course of business, nor entered into any transactions not in the ordinary course of business, and there has not been any material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole, or any change in the capital stock (other than pursuant to the exercise of outstanding stock options), short-term or long-term debt of the Company and its subsidiaries which is material to the Company and its subsidiaries considered as a whole.

                   (iv) The financial statements, together with the related notes and schedules, set forth in the Prospectus and elsewhere in the Registration Statement fairly present, on the basis stated in the Registration Statement, the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus. The selected financial and statistical data set forth in the Prospectus under the captions "Summary Consolidated Financial Information" and "Selected Consolidated Financial Information" fairly present, on the basis stated in the Registration Statement, the information set forth therein. The pro forma financial information included in the Registration Statement and the Prospectus has been prepared in accordance with the applicable published rules and regulations of the Commission with respect to pro forma financial information and the assumptions used in preparing such information are reasonable.

                   (v) Coopers & Lybrand L.L.P., Deloitte & Touche LLP and KPMG Peat Marwick LLP, who have expressed their opinions on the audited financial statements and related schedules included in the Registration Statement and the Prospectus, are independent public


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         accountants as required by the Securities Act and the Rules and
         Regulations.

                   (vi) The Company was formed as a holding company for Track 'n Trail, a California corporation, and Overland Management Corporation, a Massachusetts corporation, pursuant to a Stock Exchange Agreement (the "Exchange Agreement") among the Company, Track n' Trail, a California corporation, and the Selling Stockholders. The transactions contemplated by the Exchange Agreement occurred prior to the effectiveness of the Registration Statement. The Company has and each of its subsidiaries has been duly organized and is validly existing and in good standing as a corporation under the laws of its jurisdiction of incorporation, with corporate power and corporate authority to own or lease its properties and to conduct its businesses as described in the Prospectus; except as described in the Prospectus, the Company is and each of its subsidiaries is in possession of and operating in compliance with all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of their respective businesses, all of which are, to the Company's knowledge, valid and in full force and effect; and the Company is and each of its subsidiaries is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions where its ownership or leasing of properties or the conduct of its businesses requires such qualification, except where the failure to be so qualified and in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company has and each of its subsidiaries has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public regulatory or governmental agencies and bodies to own, lease and operate their respective properties and conduct their respective businesses as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. The Company owns 100% of the capital stock of Track 'n Trail, a California corporation, and Overland Management Corporation, a Massachusetts corporation, free and clear of any liens, encumbrances, equities or claims except that the outstanding shares of capital stock of Track 'n Trail, a California corporation, are pledged to Union Bank of California, which pledge will be removed on or before the First Closing Date. The Company does not directly or indirectly own or control any other corporations or entities.


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                   (vii)  The Company's authorized and outstanding capital
         stock is on the date hereof, and will be on the Closing Dates (as defined below), as set forth under the heading "Capitalization" in the Prospectus; the outstanding shares of common stock (including the outstanding shares of Stock) of the Company conform to the description thereof in the Prospectus and have been duly authorized and validly issued and are fully paid and nonassessable; have been duly authorized for quotation on the Nasdaq National Market, subject to official notice of issuance; have been issued in compliance with all federal and state securities laws; and have not been issued in violation of (other than violations subsequently cured and waived) or subject to any preemptive rights or similar rights to subscribe for or purchase securities. Except as disclosed in and or contemplated by the Prospectus and the financial statements of the Company and related notes thereto included in the Prospectus, neither the Company nor its subsidiaries have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option and other stock plans or arrangements, and the options or other rights granted or exercised thereunder, as set forth in the Prospectus, accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. All outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, and are fully paid and non-assessable.

                   (viii) The shares of Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof in the Prospectus.

                   (ix) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or affiliates is a party or of which any property of the Company or any subsidiary or affiliate is subject, which, if determined adversely to the Company or any such subsidiary or affiliate, would reasonably be expected, individually or in the aggregate, to (i) prevent or adversely affect the transactions contemplated by this Agreement, (ii) suspend the effectiveness of the Registration Statement, (iii) prevent or


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         suspend the use of the Preeffective Prospectus in any jurisdiction or
         (iv) result in a material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole; and to the Company's knowledge no such proceedings are threatened or contemplated against the Company or any subsidiary or affiliate of the company by governmental authorities or others. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body or other governmental agency or body.

                   (x) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, note agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their properties is or may be bound, the Certificate of Incorporation, By-laws or other organizational documents of the Company or any of its subsidiaries, or any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or will result in the creation of a lien [on the Company or any of its subsidiaries or any of their properties.]

                   (xi) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required by the Commission or the National Association of Securities Dealers, Inc. (the "NASD") or under the securities or "Blue Sky" laws of any jurisdiction in connection with the purchase and distribution of the Stock by the Underwriters.

                   (xii) The Company has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder (including to issue, sell and deliver the Stock), and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws and except as the enforcement hereof may be limited by


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         applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, or by general equitable principles regardless of whether considered in a proceeding at law or in equity.

                   (xiii) The Company is and its subsidiaries are in all material respects in compliance with, and are currently conducting their businesses in conformity with, all applicable federal, state, local and foreign laws, rules and regulations of each court or governmental agency or body having jurisdiction over the Company and its subsidiaries except where the failure to be in compliance or to so conduct their businesses would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; to the knowledge of the Company, except as set forth in the Registration Statement and the Prospectus, no prospective change in any of such federal or state laws, rules or regulations has been adopted which, when made effective, would have a material adverse effect on the operations of the Company and its subsidiaries.

                   (xiv) The Company and its subsidiaries have filed all necessary federal, state, local and foreign income, payroll, franchise and other tax returns and have paid all taxes shown as due thereon or with respect to any of their properties, and there is no tax deficiency that has been, or to the knowledge of the Company is likely to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that would adversely affect the financial position, business or operations of the Company and its subsidiaries.

                   (xv) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

                   (xvi) Neither the Company nor, to its knowledge, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.


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                   (xvii)  The Company has provided you with all financial
         statements since June 28, 1997, to the date hereof that are available to the officers of the Company.

                   (xviii) The Company and its subsidiaries own or possess all trademarks (including Track 'n Trail-TM-, Forza-TM-, New Terrain-TM-, Mole-TM-, Overland Trading Company-TM-, Nordic Trail-TM- and Coloma Trail-TM-) trademark registrations, service marks, service mark registrations, tradenames, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing. The Company's business as now conducted and as proposed to be conducted does not and, to its knowledge, will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person. To the Company's knowledge, no claim has been made against the Company or its subsidiaries alleging the infringement by the Company or its subsidiaries of any patent, trademark, service mark, tradename, copyright, trade secret, license in or other intellectual property right or franchise right of any person.

                   (xix) The Company and its subsidiaries have performed all material obligations required to be performed by them under any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which they are a party or by which they or any of their properties may be bound, and neither the Company nor any of its subsidiaries nor any other party to such indenture, mortgage, deed of trust, note agreement or other agreement or instrument is in default under or in breach of any such obligations which default or breach would reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries has received any notice of such default or breach.

                   (xx) The Company is not involved in any labor dispute nor TO THE COMPANY'S KNOWLEDGE is any such dispute threatened. The Company is not aware that (A) any executive, key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary or (B) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would


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         be violated by the present or proposed business activities of the
         Company and its subsidiaries. Neither the Company nor any subsidiary has or expects to have any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any subsidiary makes or ever has made a contribution and in which any employee of the Company or any subsidiary is or has ever been a participant. With respect to such plans, the Company and each subsidiary are in compliance in all material respects with all applicable provisions of ERISA.

                   (xxi) The Company has obtained the written agreement described in Section 8(k) of this Agreement from each of its officers, directors and holders of Common Stock, or securities convertible into Common Stock, listed on Schedule C hereto.

                   (xxii) The real property and buildings held under lease by the Company and its subsidiaries are held by them under valid and enforceable leases with such exceptions as would not have a material adverse effect on the Company and its subsidiaries considered as a whole or as are described in the Prospectus.

                   (xxiii) The Company and its subsidiaries are insured against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries considered as a whole, except as described in or contemplated by the Prospectus.

                   (xxiv) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

                   (xxv) The inventory of the Company and its subsidiaries is in fit and merchantable condition and can be sold in the ordinary course


                                         -10-
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         of business at the carrying value of such inventory, as shown on the
         Company's consolidated financial statements, subject, however, to pricing reductions in the ordinary course of business.

                   (xxvi) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                   (xxvii) To the Company's knowledge, neither the Company nor any of its subsidiaries nor any employee or agent of the Company or any of its subsidiaries has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.


                   (xxviii) Neither the Company nor any of its subsidiaries is an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                   (xxix) For all periods from its election under Subchapter S of the Internal Revenue Code of 1986, as amended (the "Code"), until [_____, 1997 (the "Termination Date"), Track 'n Trail, a California corporation, was qualified as an S Corporation pursuant to an election validly made under Subchapter S of the Code (which election has not been and will not be revoked or terminated for any such period) and Track 'n Trail, a California corporation, has not been and will not be subject to federal corporate taxes for such periods. THE Subchapter S election of Track 'n Trail, a California corporation will be duly terminated on the Termination Date, and such corporation will be subject to federal corporate income taxes from and after the date of such termination but not for any prior period.


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         (b) REPRESENTATIONS AND WARRANTIES AND AGREEMENTS OF THE SELLING
STOCKHOLDERS. Each Selling Stockholder severally represents and warrants to, and severally agrees with, the several Underwriters that such Selling
Stockholder:

              (i) Now has, and on the option Closing Date will have, good and marketable title to the Stock to be sold by such Selling Stockholder, without notice of any adverse claim and free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, and has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement (each as hereinafter defined).

              (ii) Now has, and on the Option Closing Date will have, upon delivery of and payment for each share of Stock being sold by such Selling Stockholder hereunder, full right, power and authority and any approval required by law to sell, transfer, assign and deliver such shares, and, upon delivery and payment for such shares as contemplated hereby and assuming that the Underwriters are bona fide purchasers within the meaning of the Uniform Commercial Code, the several Underwriters will acquire good and marketable title to such shares, free and clear of any liens, encumbrances, equities, claims, restrictions on transfer or other defects whatsoever.

              (iii) For a period of 180 days after the date of the Prospectus, without the consent of Alex. Brown, such Selling Stockholder will not offer to sell, sell, contract to sell or otherwise dispose of any Stock or securities convertible into or exchangeable for Stock, including without limitation Stock which may be deemed to be beneficially owned by such Selling Stockholder in accordance with the Rules and Regulations, except for the Stock being sold hereunder.

              (iv) Has duly executed and delivered a power of attorney in substantially the form heretofore delivered to the Representatives (the "Power of Attorney"), appointing David L. Suechting, Jr., Gregory
         M. Kilgore and Daniel J. Nahmens, and each of them, as attorney-in-fact (the "Attorneys-in-fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to authorize the delivery of the shares of Stock to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement.


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

              (v) Has duly executed and delivered a custody agreement in substantially the form heretofore delivered to the Representatives (the "Custody Agreement"), with American Securities Transfer & Trust, Inc. as custodian (the "Custodian"), pursuant to which certificates in negotiable form for the shares of Stock to be sold by such Selling Stockholder hereunder have been placed in custody for delivery under this Agreement.

              (vi) Has, by execution and delivery of each of this Agreement, the Power of Attorney and the Custody Agreement, created valid and binding obligations of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except to the extent that rights to indemnity hereunder may be limited by federal or state securities laws or the public policy underlying such laws and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, or by general equitable principles regardless of whether considered in a proceeding at law or in equity.

              (vii) The performance of this Agreement, the Custody Agreement and the Power of Attorney, and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation by such Selling Stockholder of any of the terms or provisions of, or constitute a default by such Selling Stockholder under, any indenture, mortgage, deed of trust, trust, loan agreement, lease, franchise, license or other material agreement or material instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its properties is bound, or any judgment of any court or governmental agency or body applicable to such Selling Stockholder or any of its properties, or to such Selling Stockholder's knowledge, any statute, decree, order, rule or regulation of any court or governmental agency or body applicable to such Selling Stockholder or any of its properties.

              (viii) Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement, such Selling Stockholder (other than the Selling Stockholder named in Part 1 of Schedule B) has no reason to believe that the representations and warranties of the Company contained in Section 2 hereof are not true and correct. Such Selling Stockholder is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration

         Statement which has adversely affected or is reasonably likely to adversely affect the business of the Company; and the sale of the Stock by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company which is not set forth in the Registration Statement.

              (ix) The information pertaining to such Selling Stockholder under the caption "Principal and Selling Stockholders" in the Prospectus is complete and accurate in all material respects.

         Each Selling Stockholder agrees that the shares of Stock represented by the certificates held in custody under the Custody Agreement are for the benefit of and coupled with and subject to the interests of the Underwriters, the Company and the other Selling Stockholders hereunder, and that the arrangement for such custody and the appointment of the Attorneys-in-fact are irrevocable; that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity, liquidation or distribution of such Selling Stockholder, or any other event, that if such Selling Stockholder should die or become incapacitated or is liquidated or dissolved or any other event occurs, before the delivery of the Stock hereunder, certificates for the Stock to be sold by such Selling Stockholder shall be delivered on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and action taken by the Attorneys-in-fact or any of them under the Power of Attorney shall be as valid as if such death, incapacity, liquidation or dissolution or other event had not occurred, whether or not the Custodian, the Attorneys-in-fact or any of them shall have notice of such death, incapacity, liquidation or dissolution or other event.

3. PURCHASE BY, AND SALE AND DELIVERY TO, UNDERWRITERS--CLOSING DATES. The Company agrees to sell to the Underwriters the Firm Stock, with the number of shares to be sold by the Company being the number of shares of Stock set forth on Schedule B; and on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase the Firm Stock from the Company; the number of shares of Firm Stock to be purchased by each Underwriter being set opposite its name in Schedule A, subject to adjustment in accordance with Section 12 hereof.

         The purchase price per share to be paid by the Underwriters to the Company will be $_________ per share (the "Purchase Price").

         The Company will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company and the Selling Stockholders given at or prior to 12:00 Noon, New York City Time), on the second full business day preceding the First Closing Date (as defined below) or, if no such direction is received, in the names of the respective Underwriters or in such other names as Alex. Brown may designate (solely for the purpose of administrative convenience) and in such denominations as Alex. Brown may determine), against payment of the aggregate Purchase Price therefor by wire transfer of same-day funds, payable to the order of the Company and American Securities Transfer & Trust, Inc. as Custodian for the Selling Stockholders, all at the offices of [Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103]. The time and date of the delivery and closing shall be at 10:00 A.M., New York City Time), on ________, 1997 , in accordance with Rule 15c6-1 of the Securities Exchange Act of 1934 (the "Exchange Act"). The time and date of such payment and delivery are herein referred to as the "First Closing Date". The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement among the Company and Alex. Brown. The First Closing Date may be postponed pursuant to the provisions of
Section 12.

         The Company shall make the certificates for the Stock available to the Representatives for examination on behalf of the Underwriters not later than 10:00 A.M., New York City Time, on the business day preceding the First Closing Date at the offices of Alex. Brown, New York, New York.

         It is understood that Alex. Brown or the other Representatives, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter or Underwriters, for the Stock to be purchased by such Underwriter or Underwriters. Any such payment by Alex. Brown or the other Representative shall not relieve such Underwriter or Underwriters from any of its or their other obligations hereunder.

         The several Underwriters agree to make an initial public offering of the Firm Stock at the initial public offering price as soon after the effectiveness of the Registration Statement as in their judgment is advisable. The Representatives shall promptly advise the Company and the Selling Stockholders of the making of the initial public offering.

         For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Selling Stockholders hereby grant to the Underwriters an option to purchase, severally and not jointly, up to the aggregate number of shares of Option Stock set forth opposite each

Selling Stockholder's name on Schedule B hereto, for an aggregate of up to 409,090 shares. The price per share to be paid for the Option Stock shall be the Purchase Price. The option granted hereby may be exercised as to all or any part of the Option Stock at any time on or after the First Closing Date but not more than once thereafter, and from time to time, not more than thirty (30) days subsequent to the effective date of this Agreement. No Option Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Option Stock or any portion thereof may be surrendered and terminated at any time upon notice by the Underwriters to the Company and the Selling Stockholders.

         The option granted hereby may be exercised by the Underwriters by giving written notice from Alex. Brown to the Company and the Selling Stockholders setting forth the number of shares of the Option Stock to be purchased by them and the date and time for delivery of and payment for the Option Stock. Each date and time for delivery of and payment for the Option Stock (which may be the First Closing Date, but not earlier) is herein called the "Option Closing Date" and shall in no event be earlier than two (2) business days nor later than ten (10) business days after written notice is given. (The Option Closing Date and the First Closing Date are herein called the "Closing Dates".) All purchases of Option Stock from the Selling Stockholders shall be made on a pro rata basis. Option Stock shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter's name in Schedule A hereto bears to the total number of shares of Firm Stock (subject to adjustment by the Underwriters to eliminate odd lots). Upon exercise of the option by the Underwriters, the Selling Stockholders agree to sell to the Underwriters the number of shares of Option Stock set forth in the written notice of exercise and the Underwriters agree, severally and not jointly and subject to the terms and conditions herein set forth, to purchase the number of such shares determined as aforesaid.

         The Selling Stockholders will deliver the Option Stock to the Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company and the Selling Stockholders given at or prior to 12:00 Noon, New York City Time, on the second full business day preceding the Option Closing Date or, if no such direction is received, in the names of the respective Underwriters or in such other names as Alex. Brown may designate (solely for the purpose of administrative convenience) and in such denominations as Alex. Brown may determine), against payment of the aggregate Purchase Price therefor by wire transfer of same-day funds, payable as directed by the Custodian (or such Selling Stockholder, as the case may be), all at the offices of [Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103]. The Selling Stockholders shall make the certificates for the Option Stock available to the Underwriters for examination not later than 10:00 A.M., New York

City Time, on the business day preceding the Option Closing Date at the offices of Alex. Brown, New York, New York. The Option Closing Date and the location of delivery of, and the form of payment for, the Option Stock may be varied by agreement among the Company, the Selling Stockholders and Alex. Brown. The Option Closing Date may be postponed pursuant to the provisions of Section 12.

         4. COVENANTS AND AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters that:

(a) The Company will (i) if the Company and the Representatives have determined not to proceed pursuant to Rule 430A, use its best efforts to cause the Registration Statement to become effective, (ii) if the Company and the Representatives have determined to proceed pursuant to Rule 430A, use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and Rule 424 of the Rules and Regulations and
(iii) if the Company and the Representatives have determined to deliver Prospectuses pursuant to Rule 434 of the Rules and Regulations, to use its best efforts to comply with all the applicable provisions thereof. The Company will advise the Representatives promptly as to the time at which the Registration Statement becomes effective, will advise the Representatives promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as is reasonably practicable the lifting thereof, if issued. The Company will advise the Representatives promptly of the receipt of any comments of the Commission or any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information and will not at any time file any amendment to the Registration Statement or supplement to the Prospectus which shall not previously have been submitted to the Representatives a reasonable time prior to the proposed filing thereof or to which the Representatives shall reasonably object in writing within a reasonable time or which is not in compliance with the Securities Act and the Rules and Regulations.

              (b) If at any time after the effective date of the Registration Statement when a prospectus relating to the Stock is required to be delivered under the Securities Act any event relating to or affecting the Company or any of its subsidiaries occurs as a result of which in the judgment of the Company or the reasonable judgment of the Representatives the Prospectus or any other prospectus as then in effect would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives thereof and will prepare an amended or supplemented prospectus which will correct such statement or omission; and in case any Underwriter is required to deliver a prospectus relating to the Stock nine (9) months or more after the effective date of the Registration Statement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

              (c) The Company will deliver to the Representatives, at or before the First Closing Date, signed copies of the Registration Statement, as originally filed with the Commission, and all amendments thereto including all financial statements and exhibits thereto, and will deliver to the Representatives such number of copies of the Registration Statement, including such financial statements but without exhibits, and all amendments thereto, as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives, from time to time until the effective date of the Registration Statement, as many copies of the Preeffective Prospectus as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives on the date of the initial public offering, and thereafter from time to time during the period when delivery of a prospectus relating to the Stock is required under the Securities Act, as many copies of the Prospectus, in final form or as thereafter amended or supplemented as the Representatives may reasonably request; provided, however, that the expense of the preparation and delivery of any prospectus required for use nine (9) months or more after the effective date of the Registration Statement shall be borne by the Underwriters required to deliver such prospectus.

              (d) The Company will make generally available to its stockholders as soon as practicable, but not later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement which will be in reasonable detail (but which need not be audited) and which will comply with Section 11(a) of the Securities Act, covering a period of at least twelve (12) months beginning after the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement.

              (e) The Company will cooperate with the Representatives to enable the Stock to be registered or qualified for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions in the United States as the Representatives may designate and at the request of the Representatives will make such applications and furnish such consents to service of process or other documents as may be required of it as the issuer of the Stock for that purpose; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdiction where it is not now so subject. The Company will advise the Representatives promptly after the Company becomes aware of the suspension of the qualifications or registration of (or any such exception relating to) the Common Stock of the Company for offering, sale or trading in any jurisdiction or of any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any orders suspending such qualifications, registration or exception, the Company will, with the cooperation of the Representatives, use its best efforts to obtain the withdrawal thereof.

              (f) The Company will furnish to its stockholders annual reports containing financial statements certified by independent public accountants and with quarterly summary financial information in reasonable detail which may be unaudited. During the period of five
         (5) years from the date hereof, the Company will deliver to the Representatives and, upon request, to each of the other Underwriters, as soon as they are available, copies of each annual report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants and will deliver to the Representatives, (i) as soon as they are available, copies of any other reports or communication (financial or other) which the Company shall publish or otherwise make available to any of its stockholders as such and (ii) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, or the NASD or any national securities exchange. So long as the Company has active subsidiaries, such financial statements will be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally. Similar reports shall be furnished for all subsidiaries whose accounts are not consolidated but which at the time are significant subsidiaries as defined in the Rules and Regulations.

              (g) The Company has received approval for listing the Stock, subject to official notice of issuance, on the Nasdaq National Market.

              (h) The Company will maintain a transfer agent and a registrar (if required by its jurisdiction of incorporation) for its Common Stock.

              (i) The Company will not offer, sell, assign, transfer, encumber, contract to sell, grant an option to purchase or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock during the 180 days following the date of the Prospectus, other than the Company's sale of Common Stock hereunder and the Company's issuance of Common Stock upon the exercise of warrants and of stock options which are presently outstanding and described in the Prospectus or pursuant to employee benefit plans described in the Prospectus.

              (j) The Company will apply the net proceeds from the sale of the Stock as set forth in the description under "Use of Proceeds" in the Prospectus.

              (k) The Company will supply you with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

              (l) Prior to the Closing Dates the Company will furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

              (m) Prior to the Closing Dates the Company will issue no press release or other communications to the general public directly or indirectly and will hold no press conference with respect to the Company or any of its subsidiaries, the financial condition, results of operation, business, prospects, assets or liabilities of any of them, or the offering of the Stock, without your prior written consent.

5.  PAYMENT OF EXPENSES.  (a)   The Company will pay (directly or by
reimbursement) all costs, expenses and fees incident to the performance of the Company and the Selling Stockholders under this Agreement, including the following: the fees and expenses of the Company's independent public accountants; the fees and disbursements of counsel for the Company and the Selling Stockholders (except as expressly provided below with respect to counsel to be paid for by the Selling Stockholders); the filing fees of the Commission; the costs of preparing stock certificates (including printing and engraving costs); all fees and expenses of the registrar and transfer agent for the Common Stock; all necessary transfer and other stamp taxes in connection with the issuance and sale of the Stock to the Underwriters hereunder; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectus, Prospectus and any supplements or amendments thereto except as provided in Section 4(c) hereof; the NASD filing fees incident to securing any required review by the NASD of the terms of the sale of the Stock; the listing fee of the Nasdaq National Market; and the expenses, including the reasonable fees and disbursements of counsel for the Underwriters incurred in connection with review by the NASD of the terms of the sale of the Stock and exemptions from qualifying or registering (or obtaining qualification or registration of) all or any part of the Stock for offer or sale under the Blue Sky or other securities laws of such jurisdictions within the United States as the Representatives may designate. To the extent, if at all, that any Selling Stockholder engages special legal counsel to represent such Selling Stockholder in connection with this offering, the fees and expenses of such counsel shall be borne by such Selling Stockholder. The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than the fees incident to securing any required review by the NASD and those related to qualification under state securities or "blue sky" laws), except as provided in Section 11 hereof.

         (b) Each Selling Stockholder will pay (directly or by reimbursement) all fees and expenses incident to the performance of such Selling Stockholder's obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to any fees and expenses of counsel for such Selling Stockholder other than Pillsbury Madison & Sutro LLP, and all transfer, stamp and other taxes incident to the sale and delivery of the Stock to be sold by such Selling Stockholder to the Underwriters hereunder.

         6. INDEMNIFICATION AND CONTRIBUTION. (a) The Company and each Selling Stockholder, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Securities Act and the respective officers, directors, partners, employees, representatives and agents of each of such Underwriter (collectively, the "Underwriter Indemnified Parties" and, each, an "Underwriter Indemnified Party"), against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which may be based upon the Securities Act, or any other statute or at common law, on the ground or alleged ground that any Preeffective Prospectus, the Registration Statement or the Prospectus (or any Preeffective Prospectus, the Registration Statement or the Prospectus as from time to time amended or supplemented) includes or allegedly includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company or any subsidiary by any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof; provided, however, that neither the Company nor any Selling Stockholder will be liable to any Underwriter Indemnified Party with respect to any loss, claim, damage, expense or liability arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in the Preeffective Prospectus which is corrected in the Prospectus if the person asserting such loss, claim, damage, expense or liability was not sent or given a copy of the Prospectus at or prior to the written confirmation of the sale of Stock to such person. In no event, shall the liability of any Selling Stockholder to the Underwriter Indemnified Parties under this Agreement (including with respect to such Selling Stockholder's representations hereunder) exceed the proceeds, net of underwriting discounts and commissions, received by such Selling Stockholder from the Underwriters in the offering of the stock. The Company or such Selling Stockholder will be entitled to participate at its own expense in the defense or, if it so elects, to assume jointly the defense of any suit brought to enforce any such liability, but if the Company or such Selling Stockholder elect to assume the defense, such defense shall be conducted by counsel chosen by it. In the event the Company or any Selling Stockholder as applicable elects to assume the defense of any such suit and retain such counsel, any Underwriter Indemnified Parties, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company or such Selling Stockholder as applicable shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include any such Underwriter Indemnified Parties, and the Company or such Selling Stockholder and such Underwriter Indemnified Parties at law or in equity have been advised by counsel to the Underwriters that one or more legal defenses may be available to it or them which may not be available to the Company or any Selling Stockholder, in which case the Company or such Selling Stockholder shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. It is understood that the Company Indemnified Parties and Stockholder Indemnified Parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all Underwriter Indemnified Parties. The Company and the Selling Stockholders against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any such claim effected without the consent of the Company or such Selling Stockholder, as applicable. In no case is the Company or any Selling Stockholder to be liable with respect to any claims made against any Underwriter Indemnified Party against whom the action is brought unless such Indemnified Party shall have notified the Company and the Selling Stockholders in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Underwriter Indemnified Party, but failure to notify the Company and the Selling Stockholders of such claim shall not relieve them from any liability which they may have to any Underwriter Indemnified Party otherwise then on account of its indemnity agreement contained in this paragraph. This indemnity agreement is not exclusive and will be in addition to any liability which the Company or any Selling Stockholder might otherwise have.

         (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each person named as a prospective director in the Registration Statement, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act (collectively, the "Company Indemnified Parties") and the Selling Stockholders and each person, if any, who controls any Selling Stockholder within the meaning of the Securities Act (collectively, the "Stockholder Indemnified Parties"), against any losses, claims, damages, liabilities or expenses (including, unless the Underwriter or Underwriters elect to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which arise out of or are based in whole or in part upon the Securities Act, the Exchange Act or any other federal, state, local or foreign statute or regulation, or at common law, on the ground or alleged ground that any Preeffective Prospectus, the Registration Statement or the Prospectus (or any Preeffective Prospectus, the Registration Statement or the Prospectus, as from time to time amended and supplemented) includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter, directly or through the Representatives, specifically for use in the preparation thereof; provided, however, that in no case is such Underwriter to be liable with respect to any claims made against any Company Indemnified Party or Stockholder Indemnified Party against whom the action is brought unless such Company Indemnified Party or Stockholder Indemnified Party shall have notified such Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company Indemnified Party or Stockholder Indemnified Party, but failure to notify such Underwriter of such claim shall not relieve it from any liability which it may have to any Company Indemnified Party or Stockholder Indemnified Party otherwise than on account of its indemnity agreement contained in this paragraph. Such Underwriter shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that any Underwriter elects to assume the defense of any such suit and retain such counsel, the Company Indemnified Parties or Stockholder Indemnified Parties and any other Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, respectively, unless (i) the Underwriters shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit includes any such Company Indemnified Parties and the Underwriters, and the Underwriters and such Company Indemnified Parties at law or in equity have been advised by counsel to the Company and the Selling Stockholders that one or more legal defenses may be available to it or them which may not be available to the Underwriters, in which case the Underwriters shall not be entitled to assume the defense of such suit notwithstanding their obligation to bear the fees and expenses of such counsel. It is understood that the Underwriter Indemnified Parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all Company Indemnified Parties and Stockholder Indemnified Parties. The Underwriter against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any such claim effected without such Underwriter's consent. This indemnity agreement is not exclusive and will be in addition to any liability which such Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to any Company Indemnified Party or Stockholder Indemnified Party.

         (c) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand, and the Underwriters on the other, from the offering of the Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the

Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending, settling or compromising any such claim. Notwithstanding the provisions of this subsection
(c), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of the Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

         7. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Stockholders, the Company or any of their officers or directors or any controlling persons, and shall survive delivery of and payment for the Stock.

         8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the several Underwriters hereunder shall be subject to the accuracy, at and (except as otherwise stated herein) as of the date hereof and at and as of the Closing Dates, of the representations and warranties made herein by the Company and the Selling Stockholders, to compliance at and as of the Closing Dates by the Company and the Selling Stockholders with their covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Dates, and to the following additional conditions:

                   (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or the Representatives, shall be threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. Any filings of the Prospectus, or any supplement thereto, required pursuant to Rule 424(b) or Rule 434 of the Rules and Regulations, shall have been made in the manner and within the time period required by Rule 424(b) and Rule 434 of the Rules and Regulations, as the case may be.

                   (b) The Representatives shall have been satisfied that the Registration Statement or the Prospectus, or any amendment or supplement thereto, does not contain an untrue statement of fact which, in the opinion of the Representatives, is material, or omits to state a fact which, in the opinion of the Representatives, is required to be stated therein or is necessary to make the statements therein not misleading.

                   (c) At the time of execution of this Agreement, the Representatives shall have received from each of Coopers & Lybrand L.L.P., Deloitte & Touche LLP and KPMG Peat Marwick LLP, independent certified public accountants, a letter, dated the date hereof, in form and substance satisfactory to the Representatives.

                   (d) The Representatives shall have received from each of Coopers & Lybrand L.L.P., Deloitte & Touche LLP and KPMG Peat Marwick LLP, independent certified public accountants, a letter, dated the Closing Dates, to the effect that such accountants reaffirm, as of the Closing Dates, and as though made on the Closing Dates, the statements made in the letter furnished by such accountants pursuant to paragraph
         (b) of this Section 8.

                   (e) The Representatives shall have received from Pillsbury Madison & Sutro LLP, counsel for the Company, an opinion, dated the Closing Dates, to the effect set forth in Exhibit I hereto.

                   (f) The Representatives shall have received from Pillsbury Madison & Sutro LLP, counsel for the Selling Stockholders, an opinion dated the Closing Dates to the effect set forth in Exhibit II hereto.

                   (g) The Representatives shall have received from Fulbright & Jaworski L.L.P., counsel for the Underwriters, their opinion or opinions dated the Closing Dates with respect to the incorporation of the Company, the validity of the Stock, the Registration Statement and the Prospectus and such other related matters as it may reasonably request, and the Company and the Selling Stockholders shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

                   (h) The Representatives shall have received a certificate, dated the Closing Dates, of the president and the chief financial officer of the Company to the effect that:

                        (i) No stop order suspending the effectiveness of the Registration Statement has been issued, and, to the best of the knowledge of the signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act;

                        (ii) Such officers have carefully reviewed the Registration Statement, and in their opinion none of any Preeffective Prospectus, as of its date, nor the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as of the time when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                        (iii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as set forth or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent not in the ordinary course of business, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole, or any change in the capital stock (other than pursuant to the exercise of outstanding stock options), short-term or long-term debt of the Company and its subsidiaries which is material to the Company and its subsidiaries considered as a whole;

                        (iv) The representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Dates, and the Company has complied with all the agreements and performed or satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Dates; and

                        (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, (i) there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole; (ii) the business and operations conducted by the Company and its subsidiaries have not sustained a loss by strike, fire, flood, accident or other calamity (whether or not insured) of such a character as to interfere materially with the conduct of the business and operations of the Company and its subsidiaries considered as a whole; (iii) no legal or governmental action, suit or proceeding is pending or threatened against the Company which is material to the Company, whether or not arising from transactions in the ordinary course of business, or which may materially and adversely affect the transactions contemplated by this Agreement;
              (iv) since such dates and except as so disclosed, the Company has not repurchased or otherwise acquired any of the Company's capital stock (other than pursuant to written plans or agreements existing on the date of the Prospectus, copies of which have been provided to counsel for the Underwriters); and (v) the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the Closing Date.

(j) The Representatives shall have received a certificate or certificates, dated the Closing Dates, of each Selling Stockholder to the effect that as of the Closing Dates such Selling Stockholder's representations and warranties in this Agreement are true and correct as if made on and as of the Closing Dates, and that he has performed all his obligations and satisfied all the conditions on such Selling Stockholder's part to be performed or satisfied at or prior to the Closing Dates.

                   (k) Alex. Brown shall have received the written agreements of the officers and directors of the Company and the holders of securities of the Company listed in Schedule C that each will not offer, sell, assign, transfer, encumber, contract to sell, grant an option to purchase or otherwise dispose of, other than by operation of law, gifts, pledges or dispositions by estate representatives, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by such officer, director or holder in accordance with the Rules and Regulations) or securities convertible into or exercisable or exchangeable for Common Stock during the 180 days following the date of the final Prospectus, except for the Stock being sold hereunder by the Selling Stockholders.

              (l) The Nasdaq National Market shall have approved the Stock for inclusion, subject only to official notice of issuance.

         All opinions, certificates, letters and other documents will be in compliance with the provisions hereunder only if they are satisfactory in form and substance to the Representatives. The Company will furnish to the Representatives conformed copies of such opinions, certificates, letters and other documents as the Representatives shall reasonably request. If any of the conditions hereinabove provided for in this Section shall not have been satisfied when and as required by this Agreement unless such failure to satisfy results from any default or omission on the part of any Underwriter, this Agreement may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the First Closing Date, but Alex Brown shall be entitled to waive any of such conditions.

9.  EFFECTIVE DATE.  This Agreement shall become effective immediately.

         10.  TERMINATION.  This Agreement (except for the provisions of
Section 5) may be terminated by the Company at any time before it becomes effective in accordance with Section 9 by notice to the Representatives and may be terminated by the Representatives at any time before it becomes effective in accordance with Section 9 by notice to the Company. In the event of any termination of this Agreement under this or any other provision of this Agreement, there shall be no liability of any party to this Agreement to any other party, other than as provided in Sections 5, 6 and 11 and other than as provided in Section 12 as to the liability of defaulting Underwriters.

         This Agreement may be terminated after it becomes effective by the Representatives by notice to the Company and the Selling Stockholders (i) if at or prior to the First Closing Date trading in securities on any of the New York Stock Exchange, American Stock Exchange or Nasdaq National Market, shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market, or a banking moratorium shall have been declared by New York State or United States authorities; (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) if at or prior to the First Closing Date there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power or of any other insurrection or armed conflict involving the United States or (B) any change in financial markets or any calamity or crisis which, in the reasonable judgment of the Representatives, makes it impractical or inadvisable to offer or sell the Firm Stock on the terms contemplated by the Prospectus; or (iv) if there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which, in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to offer or deliver the Firm Stock on the terms contemplated by the Prospectus.

         11. REIMBURSEMENT OF UNDERWRITERS. Notwithstanding any other provisions hereof, if this Agreement shall not become effective by reason of any election of the Company pursuant to the first paragraph of Section 10 or shall be terminated by the Representatives under Section 8 or Section 10 (other than a termination due to any failure, refusal or inability by the Company or any Selling Stockholder to perform any covenant or satisfy any condition of this Agreement on their part to be performed or satisfied which is due to the default or omission of any Underwriter), the Company will bear and pay the expenses specified in Section 5 hereof and, in addition to its obligations pursuant to Section 6 hereof, the Company will reimburse the reasonable out-of-pocket expenses of the several Underwriters (including reasonable fees and disbursements of counsel for the Underwriters) incurred in connection with this Agreement and the proposed purchase of the Stock, and promptly upon demand the Company will pay such amounts to you as Representatives; provided, that the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Stock.

         12. SUBSTITUTION OF UNDERWRITERS. If on the First Closing Date any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder (otherwise than by reason of default on the part of the Company or the Selling Stockholders), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 48 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the shares of Stock which the defaulting Underwriter or Underwriters failed to purchase. If during such 48 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the shares of Stock agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares of Stock which such defaulting Underwriter or Underwriters agreed but failed to purchase, or (b) if the aggregate number of shares of Stock with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares underwritten, the Company or you, as the Representatives of the Underwriters, will have the right, by written notice given within the next 48-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or the Company and the Selling Stockholders.

         If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 12, (i) the Company and the Selling Stockholders shall have the right to postpone the Closing Dates for a period of not more than five (5) full business days in order that the Company and the Selling Stockholders may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. The term "Underwriter" herein includes any person or entity substituted for a defaulting underwriter hereunder. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company, the Selling Stockholders or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of any non-defaulting Underwriter, the Selling Stockholders or the Company, except for the provisions of Section 6.

         13. NOTICES. All communications hereunder shall be in writing and, if sent to the Underwriters shall be mailed, delivered or telegraphed and confirmed to you, as their Representatives c/o Alex. Brown & Sons Incorporated at 1 South Street, Baltimore, Maryland 21202, attention: Gregory J. Shaia, with a copy to Richard H. Gilden, Esq., Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103 except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address furnished by the Representatives or, if sent to the Company or any Selling Stockholder, shall be mailed, delivered or telegraphed and confirmed c/o Track 'n Trail, 4961-A Windplay Drive, El Dorado Hills, California 95762 attention:
Daniel J. Nahmens with a copy to Nathaniel M. Cartmell III, Esq., Pillsbury Madison & Sutro LLP, 235 Montgomery Street, San Francisco, California 94104.

         14. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and the Selling Stockholders and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company and the Selling Stockholders contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter or Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the indemnities of the several Underwriters shall also be for the benefit of each director of the Company, each of its officers who has signed the Registration Statement and the person or persons, if any, who control the Company or any Selling Stockholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

         15. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the choice of law principles thereof.

         16. AUTHORITY OF THE REPRESENTATIVES. In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by you, as Representatives, or individually as a Representative, will be binding on all the Underwriters; and any action taken under this Agreement by any of the Attorneys-in-fact will be binding on the Selling Stockholders.

         17. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) thereto as are necessary to make it valid and enforceable.

         18. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

         In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Stockholder and the Representatives.

         19. COUNTERPARTS. This Agreement may be signed in two (2) or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Any person executing and delivering this Agreement as Attorney-in-fact for the Selling Stockholders represents by so doing that he has been duly appointed as Attorney-in-fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-fact to take such action.

         If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                  Very truly yours,

                                  TRACK 'N TRAIL

                                  By:
                                      -------------------------
                                         [           ]



                                  SELLING STOCKHOLDERS LISTED
                                  IN SCHEDULE B

                                  By: Attorney-in-fact



                                  By:
                                      -------------------------
                                           Attorney-in-fact
                                  Acting on his own behalf and on behalf of the Selling Stockholders listed in Schedule B.


Accepted and delivered in
New York, New York
as of the date first above
written.

By:  ALEX. BROWN & SONS INCORPORATED
       A.G. EDWARDS & SONS, INC.
    LADENBURG THALMANN & CO. INC.


    Acting on their own behalf
    and as Representatives of several
    Underwriters referred to in the
    foregoing Agreement.

By:
   -------------------------
  Title:

                                      SCHEDULE A


                                                 Number of
                                                 shares of
                                                 Firm Stock
                                                 to be
         Name                                    Purchased
         ----                                    ---------



Alex. Brown & Sons Incorporated
A.G. Edwards & Sons, Inc.
Ladenburg Thalmann & Co. Inc.

                                      SCHEDULE B


                                        Number of shares   Number of shares
                                           of Firm Stock     of Option Stock
Seller                                     to be sold          to be sold
------                                     ----------          ----------



Track 'n Trail                              2,727,272           --
Part 1

David L. Suechting, Jr. and                 --
Jackie Suechting, as Trustees of
the Suechting Family Trust

Part 2
Barbara Suechting                           --

                                            --

                                            ------------        ----------
Deborah Suechting                           2,727,272           409,090

                                      SCHEDULE C


Barbara Suechting
David L. Suechting, Jr. and Jackie Suechting,
  as Trustees of The Suechting Family Trust
Deborah Suechting
Gregory M. Kilgore
John E. Wilkinson
Daniel J. Nahmens
David T. Morgan
William Forsberg
Douglas L. Adel
Gregory Batchelder
Douglas Bell
Michael F. Burke

                                                                       EXHIBIT I

                               MATTERS TO BE COVERED IN
                          OPINION OF COUNSEL TO THE COMPANY*


    1. The Company and each of its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its leasing of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged. The transactions contemplated by the Exchange Agreement occurred prior to effectiveness of the Registration Statement. Upon the consummation of the transactions contemplated in the Underwriting Agreement, the Company's Subchapter S election was duly terminated.

    2. The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and all of the shares of Stock to be issued and sold by the Company to the Underwriters pursuant to the Underwriting Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided for in the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable and free of any preemptive or similar rights; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

    3. Except as disclosed in and or contemplated by the Prospectus and the financial statements of the Company and related notes thereto included in the Prospectus, the Company does not have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or


----------------------------

* Capitalized terms used herein but not defined shall have the meanings given such terms in the Underwriting Agreement.

commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. There are no restrictions upon the voting or transfer of, any of the Stock pursuant to the Certificate of Incorporation or By-laws, other organizational documents or any agreement or other instrument of the Company or its subsidiaries.

    4. To the best of such counsel's knowledge, except as set forth in the Prospectus, there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could have a material adverse effect on the Company and its subsidiaries or prevent or adversely affect the transactions contemplated by the Underwriting Agreement; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or other third parties. To the best of such counsel's knowledge, neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body or other governmental agency or body.

    5. The Company has the full corporate power and authority to enter into the Underwriting Agreement and to perform its obligations thereunder (including to issue, sell and deliver the Stock), and the Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company.

    6. The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under the Certificate of Incorporation, By-laws or other organizational documents of the Company or any of its subsidiaries, or any indenture, mortgage, deed of trust, note agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which or any of them or any of its their properties is or may be bound, or any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or result in the creation of a lien.

    7. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by the Underwriting Agreement (except such as may be required by the NASD or as required by the securities or "Blue Sky" laws of any jurisdiction as to which such counsel need express no opinion) in connection with the purchase and distribution of the Stock by the Underwriters except such as have been obtained or made, specifying the same.

    8. The Registration Statement was declared effective under the Securities Act as of _____________, 1997, the Prospectus was filed with the Commission
pursuant to Rule 424(b) of the Rules and Regulations on            , 1997 and,
to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

    9. The Registration Statement and the Prospectus and any amendments or supplements thereto (except for the financial statements and notes thereto and related schedules as to which such counsel need express no opinion) comply as to form in all respects with the requirements of the Securities Act and the Rules and Regulations.

    10. To the best of such counsel's knowledge, there are no franchise, lease, contract, agreement or other document required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed therein as required. All descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statement are accurate and complete descriptions of such documents in all material respects.

    11. To the best of such counsel's knowledge, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

    12. The statements in the Prospectus, to the extent they constitute a summary of documents referred to therein or they reflect matters of law or legal conclusions relating to such law, accurately summarize and fairly present the information called for with respect to such documents and matter and the legal and regulatory matters described therein.

    13. Neither the Company nor any of its subsidiaries is an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.


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

In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement or any amendment thereto, as of the time it became effective under the Securities Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Securities Act), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) that the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the First Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements and notes thereto, schedules and statistical information therein). With respect to such statement, such counsel may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.






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

                                                                      EXHIBIT II


                           MATTERS TO BE COVERED IN OPINION
                       OF COUNSEL TO THE SELLING STOCKHOLDERS**

         1. Each Selling Stockholder has valid and marketable title to the Stock to be sold by such Selling Stockholder, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, and has full right, power and authority to enter into the Underwriting Agreement, the Power of Attorney and the Custody Agreement.

         2. Each Selling Stockholder has, and on the Closing Date will have, upon delivery of and payment for each share of Stock being sold by such Selling Stockholder hereunder, full right, power and authority, any approval required by law to sell, transfer, assign and deliver such shares, and each of the several Underwriters will acquire valid and marketable title to such shares, free and clear of any liens, encumbrances, equities claims, restrictions on transfer or other defects whatsoever.

         3. Each of the Underwriting Agreement, the Power of Attorney and the Custody Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder, and the Power of Attorney and the Custody Agreement each constitutes a valid and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except to the extent that rights to indemnity hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

         4. To the best of such counsel's knowledge, the performance of the Underwriting Agreement, the Custody Agreement and the Power of Attorney, and the consummation of the transactions contemplated thereby will not result in a breach or violation by such Selling Stockholder of any of the terms or provisions of, or constitute a default by such Selling Stockholder under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its properties is bound, or any judgment


---------------------------

** Capitalized terms used herein but not defined shall have the meanings given such terms in the Underwriting Agreement.



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

of any court or governmental agency or body applicable to such Selling Stockholder or any of its properties, or to such counsel's knowledge, any statute, decree, order, rule or regulation of any court or governmental agency or body applicable to such Selling Stockholder or any of its properties.

In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement or any amendment thereto, as of the time it became effective under the Securities Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Securities Act), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) that the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the First Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements and notes thereto, schedules and statistical information therein). With respect to such statement, such counsel may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.




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